THIRD AMENDMENT TO AMENDED AND RESTATED
                          CREDIT AND SECURITY AGREEMENT

     This third Amendment to the Amended and Restated Credit and Security Agreement ("Third Amendment") is dated effective January 1, 1998, and is by and between the following identified parties: Featherlite Mfg., Inc., a corporation duly organized and validly exising under the laws of the State of Minnesota, with its principal place of business at Hwy. 63 & 9, Cresco, Iowa 52136 ("Borrower"); Conrad Clement, Larry Clement, Kathy Clement, residents of Iowa, and Tracy Clement and Nancy Clement, residents of Minnesota (the "Clements"); and FirstarBank Iowa, N.A., a national banking institution ("Bank").

RECITALS

     A. Borrower, Clements and Bank entered into an Amended and Restated Credit and Security Agreement dated as of December 30, 1996 ("Restated Agreement"), which was amended by a First Amendment dated June 18, 1997, and a Second Amendment dated July 31, 1997.

     B. Borrower has requested that the Bank amend certain terms and conditions in the Restated Agreement, and waive certain financial covenants

     C. Bank is willing to grant the request subject to the terms of this Third Amendment.

     The parties agree:

     1. Amended Negative Covenants.

     (a) Section 9, Negative Covenants, subpart (b) (iv) is amended to allow up to $10,000,000 in floor plan financing for the Vantare Division.

     (b) Section 9, Negative Covenants, subpart (f ) is amended to add the following at the end of the sentence, "provided, however, Borrower may invest up $200,000 in Featherlite/GMR Sports Group, L.L.C."

     2. Representations and Warranties. All the representations and warranties of Borrower as set forth in the Restated Agreement are true and correct in all material respects as of the date of this Third Amendment.

     3. Acknowledgment of Receipt. By their execution of this Third Amendment, the parties acknowledge receipt of a copy of this document.


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     4. Savings.  All other terms and conditions of the Restated Agreement,  not specifically modified by this Third Amendment, shall remain in full force and effect.

     5. Representation. The Borrower represents that no Event of Default has occurred and is continuing under the Restated Agreement, as amended, and no event or circumstance has occurred and is continuing that, with the giving of notice, the passage of time, or both, would constitute an Event of Default under the Restated Agreement, as amended. Further, the Borrower represents that the representations and warranties as contained in the Restated Agreement, as amended, continue to be true.

     6. Counterparts. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AMENDMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN AGREEMENT (EXCEPT THE RESTATED AGREEMENT AS PREVIOUSLY AMENDED AND DOCUMENTS REFERRED TO IN THE RESTATED AGREEMENT AS PREVIOUSLY AMENDED) MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

FEATHERLILTE MFG., INC.

BY: /s/ Conrad Clement
Conrad Clement, President

BY: /s/ Tracy J. Clement
Tracy J. Clement, Executive Vice President

FIRSTAR BANK IOWA, N.A.

BY: /s/ Mitch McElree
Mitch McElree, Vice President